EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

K-III COMMUNICATIONS CORPORATION:

    We consent to the incorporation by reference in this Registration Statement of K-III Communications Corporation on Form S-4 of our reports dated February 6, 1996, appearing in the Annual Report on Form 10-K of K-III Communications Corporation for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

NEW YORK, NEW YORK
May 14, 1996